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                                                                   EXHIBIT 10.34





December 21, 1999

____________________________
Venator Group, Inc.
233 Broadway
New York, NY  10279

Re:  Severance Agreement

Dear _____________:

In accordance with Section 2 of the agreement entered into between you and Venator Group, Inc. (the "Company") dated as of ___________,1999 (the "Agreement"), this is to advise you that the Compensation Committee of the Board of Directors of the Company has elected not to renew the term of the Agreement. Therefore, the Agreement will expire on December 31, 2000 in accordance with its terms, unless sooner terminated by agreement of the parties.

Sincerely,

/s/ Dennis M. Lee

Dennis M. Lee
Senior Vice President
Human Resources